(p)(11)

COMPLIANCE MANUAL       TAB 7

                            HALBIS CAPITAL MANAGEMENT
                                  (HONG KONG) LIMITED

                                                   CODE OF ETHICS/ STAFF DEALING
                                                         POLICIES AND PROCEDURES

                                                              MARCH 2007 VERSION

                                TABLE OF CONTENTS

I.          INTRODUCTION-------------------------------------------------------2

II.         APPLICABILITY------------------------------------------------------2

III.        DEFINITIONS--------------------------------------------------------2

IV.         GENERAL PRINCIPLES-------------------------------------------------5

V.          RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES---------------------5

VI.         COMPLIANCE PROCEDURES---------------------------------------------14

VII.        EXEMPT TRANSACTIONS AND EXEMPT SECURITITES------------------------19

VIII.       ADMINISTRATION OF CODE OF ETHICS----------------------------------20

IX.         SANCTIONS---------------------------------------------------------20

X.          OTHER LAWS, RULES AND STATEMENTS OF POLICY------------------------20

XI.         RESTRICTIONS ON TRADING IN HSBC GROUP SECURITIES------------------20

APPENDIX    ------------------------------------------------------------------21

CODE OF ETHICS / STAFF DEALING POLICIES AND PROCEDURES

      I.    INTRODUCTION

Halbis Capital Management (Hong Kong) Limited ("ALHK") allows its employees to trade Securities for their own account on the basis that they will not abuse this freedom and will not trade to the disadvantage of any client. Employees must acknowledge that their main responsibility is to the business of ALHK and that their personal business is subordinate to the interests of clients. As such, employees should recognise that it is necessary to restrict trading in certain Securities at certain times, often without explanation. Employee personal trading is permitted only in accordance with the procedures set out in this Code.

      II.   APPLICABILITY

The Code shall not apply to any person if such individual is required to comply with another organization's code of ethics adopted pursuant to Section 17(j) of the Investment Company Act of 1940, as amended.

      III.  DEFINITIONS

      A. 'ACCESS PERSON' means the all executive directors of ALHK (including their personal assistants/secretaries); and all employees in ALHK.

      B. 'AUTHORISED SIGNATORY' means a department head of Halbis Capital Management (Hong Kong) Limited ("ALHK") designated by ALHK's Chief Executive Officer ("CEO") as being permitted to authorise Staff Dealings for the purposes of Section VI.

      C. 'BLACKOUT PERIOD' means the embargo period referred to in Section V.c.(1) and Section V.c.(8).

      D. 'BROKER' means any firm, bank or other organisation which offers a dealing or fund management service in Investments, or which offers retail investment vehicles.

      E. 'CHARITY' means to a charitable institution or trust of a public character which is exempt from tax under the Inland Revenue Ordinance (Hong Kong).

      F. 'CLOSE PERIOD' means the period from the close of business at the relevant financial year end (31 December) up to and including the time of announcement of the HSBC Holdings plc annual results and the period from the close of business at relevant half-year end (30
            June) up to and including the time of the announcement of the HSBC Holdings plc interim results.

      G. 'COMPANY' means a company within the Halbis Capital Management entities in Hong Kong ("ALHK"), and where applicable, the Group company(ies) for which you undertake business/duties.

      H.    'CONNECTED COMPANY' means any company within the HSBC Group.

      I. 'CONNECTED PERSON' means in relation to an employee, any person within Section III.q or any other person who is associated with him/her by reason of a domestic or business relationship (other than as arises solely because that person is a client of the Group), such that the employee has influence over that person's judgement as to how to invest his funds or exercise any rights attaching to his Investments.

      J. 'DERIVATIVES' means options, futures and contracts for differences (the latter includes options and warrants on indices) and includes equity linked notes.

      K.    'FUNCTIONAL  HEAD' means the relevant  manager,  department  head or
            Director  to  whom  the  employee  is  accountable.   Directors  are
            accountable to the CEO.

      L. 'HSBC GROUP SECURITIES' means any equity, debt or other securities of HSBC Holdings plc or any subsidiaries of the HSBC Holdings plc, together with ADRs, warrants, options and other derivative instruments thereon.

      M. 'INSIDE INFORMATION' means specific or precise information which relates to particular Securities or to a particular issuer or particular issuers of Securities, which has not been made public and which, if it were made public, would be likely to have a significant effect on the price of any Securities. The information does not have to be about a company itself but could be general information which relates to a company's business prospects. Examples of Inside Information can be found in Appendix 1.

      N. 'INVESTMENTS' means any investments falling within the definition of 'Securities' and/or 'Derivatives' and/or for Derivatives on such Securities (including those issued by or on behalf of a government or local/public authority).

      O. 'RESTRICTED PERSON' means the persons referred to paragraph (1) of the Code for Dealing in HSBC Group Securities ("the Code") issued on 29 June 2005. A copy of the Code can be found in Appendix 7.

            Currently, only staff of ALHK who have been designated as "employee insiders" (an employee who has received a communication from Group Compliance that he or she is an employee insider in respect of HSBC Group securities) falls within the definition of "Restricted Person" in the Code.

      P. 'SECURITIES' means shares (local or overseas); bonds, debentures and debt instruments (other than those issued by or on behalf of a government or local/public authority); instruments entitling to shares or Securities (e.g. warrants) and certificates representing Securities (e.g. ADRs).

            For the avoidance of doubt, retail tranche of Certificate of Deposit issued by retail banks which are available to the retail public falls outside the scope of 'Securities'.

      Q. 'STAFF DEALING' or any similar expression means sale or purchase transactions in Investments effected by an employee (including secondees and part-time or temporary staff) and directors of a company within the Halbis Capital Management entities in Hong Kong, (and the sales or purchase in Investment of the spouse of an employee or director unless an exemption as referred to in Section IV has been given):

            (a) for your own account (whether the transactions undertaken on such account by you are for your benefit or that of another person);

            (b) for your account (where the transaction instruction was given by another person under your direction and/or control);

            (c) for any other person who has given you, in your personal capacity, permission or authority to transact on his behalf or for him;

            (d) in your capacity as a personal representative of an estate or as a trustee of a trust (in or under which there is a significant interest held by you or any person (including a company) associated with you);

            (e)   any  company,   partnership  or  other   unincorporated   body
                  controlled by you or by any person associated with you, or in which you or that person has a significant interest; or

            (f) in your capacity as a personal representative or a trustee (otherwise than in (c) above), unless, in making the decision to deal, you are relying entirely on the advice of another person from whom it is appropriate to seek advice in the circumstances.

      In this Section III.q, 'you' refers to the staff and, unless an exemption as referred to in Section IV has been given, the spouse of the staff also; and 'your' shall be construed accordingly.

      R.    'SPOUSE'S   DEALING'   means  sale  or  purchase   transactions   in
            Investments effected by the spouse of a staff unless an exemption as referred to in Section IV has been given.

      S. 'STAFF DEALING DAY' means the Trading Day on which there is a Staff Dealing transaction by the relevant staff.

      T. 'TRADING DAY' means a trading day in Hong Kong on which the Stock Exchange of Hong Kong Limited is open for trading.

      U.    'UNIT TRUST' means units trust and/or mutual funds.

IV.   GENERAL PRINCIPLES

Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions

All staff should comply with the following requirements:-

(a) Staff must not deal in circumstances which present a conflict of interest with the HSBC Group's customers or clients.

(b) Staff must not deal if such dealing could potentially commit the staff to a financial liability which could not easily be met from readily available funds or which overstretches the staff's financial resources.

(c) Staff must not deal if such dealing could affect the staff's good standing, reputation or best interest of the HSBC Group.

(d) Staff must not deal in circumstance which affects his/her duties to the HSBC Group or to his/her employing company.

(e) Staff must observe the spirit of these principles and any applicable regulatory requirements or legislation.

(f)   Spouse's dealings

      Dealings by the spouse of a staff (including secondees and part-time or temporary staff) or of a director in Securities and/or Derivatives are treated as Staff Dealings and are subject to these Staff Dealings Rules, including without limitation, obtaining prior permission for dealings and the Blackout Period requirement UNLESS the CEO or the LCO has given a specific exemption to that member of staff upon a written representation from the staff to the effect that:

            (1) the staff member concerned will not exert any influence over his
            or  her   spouse's   investment   decision  in   Securities   and/or
            Derivatives; and

            (2) the staff will report to the Compliance Department immediately should there be any change in the degree of influence over his/her spouse's investment decision.

      Such representation may further be elaborated by the staff concerned to the effect that:

      o the staff member concerned has no knowledge of the dealings in Securities and/or Derivatives of his/her spouse; and/or

      o the spouse of the staff concerned is already subject to the Staff Dealing Rules of his/her employer (and stating the name of his/her spouse's employer).

V.    RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES

A.    INSIDER TRADING

      DEALING WHILE IN POSSESSION OF INSIDE INFORMATION OR PASSING INSIDE INFORMATION TO OTHERS, OR PROCURING OTHERS TO DEAL WHILE IN POSSESSION OF INSIDE INFORMATION ARE CRIMINAL OFFENCES UNDER THE SECURITIES AND FUTURES ORDINANCE (CAP 571 LAWS OF HONG KONG). Such dealing may also constitute a crime in other jurisdictions, for example, they are criminal offences under Part V of the Criminal Justice Act 1993, a brief summary of which is set out in Appendix 1.

B.    ARRANGEMENTS WITH BROKERS

      The SFC Code of Conduct for Persons Registered with the SFC requires that staff should generally be required to deal through the employing company or its affiliates for staff dealings. Staff Dealing must be conducted through ALHK Central Dealing Room unless in the following circumstances:-

      (1) Prior approval from the LCO is obtained to deal through their own Broker(s) (including an affiliate of the Company) (application form is set out in Appendix 3 (ii)) and a letter (Appendix 3 or Appendix 3 (i), whichever is appropriate) to each Broker used by the staff has been sent and copied to the Compliance Department.

      (2) Sale transactions of Securities which is already held by the staff with external Brokers as at (a) 30 June 1998 (for those staff who were in employment with ALHK as at 30 June 1988), or (b) the date of employment of that staff (for those staff who joined ALHK after 30 June 1998), and transaction advice/statement should be copied to Compliance Department after the sale transaction is completed.

      For dealings in Derivatives, in circumstances where a margin account is required for dealing purposes, you should set up your own margin account with your own Broker, authorising them to send a copy of the contract note to the Compliance Department of ALHK (See Appendix 3(i)). For dealings in Derivatives, staff can place their own orders. At no times will staff be allowed to use margin accounts set up in the name of the Company for clients. The margin account opening forms and your letter of authorisation to the Broker should be filed with the Compliance Department.

      Staff should bear in mind that no matter which broker is chosen, Staff Dealings are always subordinate to clients' dealings and should not be handled and dealt until and unless there are no outstanding clients orders on the concerned Investments which the staff wish to deal in. Clients' dealing always takes priority.

C.    BLACK OUT PERIOD

      (1) The blackout period requirement only applies to Access Person of ALHK.

      For the avoidance of doubt, no staff dealing (whether or not the staff is an Access Person or a non-Access Person) should be processed whenever the Company has a pending 'buy' or 'sell' order in the same investment until that order is executed or withdrawn.

      Subject to Section V.c.(8), staff who are Access Person must not buy or sell an Investment for his/her personal account, or for an account within the rule set out in Section III.q within 7 CALENDAR DAYS BEFORE, OR ON THE SAME DAY, OR 7 CALENDAR DAYS AFTER THE DAY on where there is a transaction (no matter which direction) effected on behalf of a client on the same Investment which the staff intends to trade or has already traded (that is, the whole Blackout Period lasts for 15 calendar days).

      (2) Subject to Section V.c.(8), staff who are Access Person must not buy or sell an Investment for his/her personal account, or for an account within the rule set out in Section III.q within 7 calendar days before (if the relevant staff is aware of a forthcoming recommendation) or after a recommendation on that Investment is made or proposed by the Company.

      (3) Subject to Section V.c.(8), the following procedures should be complied with by the staff who are Access Person BEFORE any Staff Dealing is to proceed and BEFORE the Staff Dealing Authorisation Form is submitted for approval:

      All staff who are Access Person have the responsibility to ensure that no client deals (no matter which direction) on the same Investment which the staff intends to trade has been done on the 7 calendar days prior to the day on which he/she intends to buy/sell an Investment ('Intended Staff Dealing Day'). This should be done by checking by the staff himself/herself or by checking with the members of the same department through the FRONTIER system.

      For departments which do not have access to the Frontier system, they should check with other departments which have access to the Frontier system (other than the Company's Central Dealing Room). If an enquiry is made to the Compliance Department for checking, such enquiry should be sent by a LOTUS MAIL to the staff of the Compliance Department.

      If the above procedures have been properly followed and that it has been checked that no client deals (no matter which direction) on the same Investment which the staff intends to trade has been done on the 7 calendar days prior to the Intended Staff Dealing Day, the staff could then proceed with the Staff Dealing procedures as specified in Section VI.

      Provided that all outstanding client orders (no matter which direction) have been fully executed or withdrawn and any conflicts of interest have been removed, Access Persons may, with strong valid reasons, seek waiver from the CEO or the LCO for compliance with regard to blackout period on the same day or 7 calendar days for Access Person's intended sale transactions before the transaction effected on behalf of a client on the same Investment which the Access Person intends to sell.

      (4) It may happen that clients deals have been effected on the same Investment on the same day or 7 calendar days after the Staff Dealing Day (with or without the knowledge of the relevant staff). In such case, the staff who is an Access Person may be required to relinquish the realised profits resulting from trades during such periods (see Section V.c.(6)) unless written approval from the CEO or the LCO has been given on the basis that clients orders have been fully executed and any conflicts of interest have been removed.

      (5) In case any Staff Dealing by an Access Person is transacted in breach of SectionV.c.(1) and/or SectionV.c.(2), and/or in case the staff who is an Access Person does not comply with the procedures set out in Section V.c.(3) (whether inadvertently or intentionally or otherwise),

            (a) (if the Staff Dealing is a buy deal) the Investment should be sold immediately AND any realised profits resulting from the Staff Dealing in such periods should be relinquished (see Section V.c.(6)) unless written approval from the CEO or the LCO has been given on the basis that clients orders have been fully executed and any conflicts of interest have been removed (For the avoidance of doubt, any realised loss shall be for the account of the staff); or

            (b) (if the Staff Dealing is a sell deal) any realised profits resulting from the Staff Dealing in such periods should be relinquished (see Section V.c.(6)) unless written approval from the COO or the LCO has been given on the basis that clients' orders have been fully executed and any conflict of interests have been removed. (For the avoidance of doubt, any realised loss shall be for the account of the staff ).

      (6) If realised  profits have to be  relinquished  under any provisions in
      Section V.c., the amount of profit shall be calculated as follows:

      (a)   If the Staff Dealing is a BUY order

            If an Investment is bought during the Blackout Period, the Investment should be sold and the realised profit shall be calculated to be the difference between the sales proceeds and the consideration to buy the Investment, after deducting all transaction charges.

      (b)   If the Staff Dealing is a SELL order

            Suppose the staff sold at $B and the price range of that Investment within the Blackout Period (see the Note below) was $A to $C, the realised profit shall be calculated to be ($B - $A) multiplied by the number of shares sold, after deducting all transaction charges, where

            $A = the lowest price of that Investment within the Blackout Period $B = the actual price of that Investment sold by the staff
            $C = the highest price of that Investment within the Blackout Period

            For example, if the staff sold 50 shares of Cheung Kong at $200 on 3 August 2000, and the price range of Cheung Kong within the Blackout Period was $190 to $220, then the realised profit for the purpose of relinquishment shall be calculated as follows:

            ($200 - $190) x 50 = $500  and deducting all transaction charges.

NOTE 1

Save for the top 10 Hong Kong Stocks as referred to in Section V.c.(8), Blackout Period refers to the period starting FROM 7 CALENDAR DAYS BEFORE TO 7 CALENDAR DAYS AFTER the day on where there is a transaction (no matter which direction) effected on behalf of a client on the same Investment which the staff intends to trade or has already traded.

NOTE 2

For the top 10 Hong Kong Stocks as referred to in Section V.c.(8), Blackout Period refers to the period starting FROM 1 TRADING DAY BEFORE TO 1 TRADING DAY AFTER the day on where there is a transaction (no matter which direction) effected on behalf of a client on the same Investment which the staff intends to trade or has already traded.

For the avoidance of doubt, any realised loss shall be for the account of the staff.

      (7) Any realised profits to be relinquished should be donated by the staff to the Charity. The staff should (a) copy the receipt of the donation issued by the Charity (defined in Section III(e)) to the Compliance Department, or (b) issue or cause to issue a cheque for the amount of the realised profit drawn payable to the Charity and pass the same to the Finance Department within a reasonable time (which may depend on the settlement day) and copied the information to the Compliance Department for retention. In case of the latter case, the Finance Department should then send the cheque to the Charity in the name of the staff concerned (or the name of such person as specified by the staff).

      (8) Until further notice, the Blackout Period requirement as referred in this Section V.c. applicable to Access Person is partially relaxed by the Group Exco as follows:

      (a) For the top 10 Hong Kong stocks (see Note below), one Trading Day Blackout Period only should apply. All other stocks would still be subject to the seven day restrictions.

      (b) The ALHK CEO and LCO are permitted to grant case-by-case exemptions to the application of Blackout Period regarding the ALHK's employees, where staff have wished to realise loss-making positions for a significant time, but have been unable to do so. Clearly this will only be permitted when it can be readily demonstrated that there is no conflict with client positions and to the extent it does not breach SFC requirements.

NOTE

For the purposes of this blackout period requirement, the 'top 10 Hong Kong Stocks' means the top 10 Hong Kong stocks (in terms of Market Capitalization) as set out in the SCMP Sunday Morning Post on Sunday (the first day) of that week, with the section headed 'The Top 100'.

      D.    30 DAY HOLDING PERIOD

            A minimum holding period of 30 calendar days is required for all Staff Dealings in Securities and Derivatives subject to these Staff Dealing Rules (including IPO investments) unless prior approval to lift this restriction is obtained from the CEO or the LCO. A derivative transaction may not be used to circumvent this holding period requirement. This minimum holding period requirement also applies to dealing in HSBC Unit Trust, but does not apply to dealings in non-HSBC open-ended Unit Trusts. .

      E.    INITIAL PUBLIC OFFERINGS

            Staff should not apply for IPO public tranche except such application has been PRIOR approved by the relevant Authorised Signatory. The RATIONALE for granting such approval should also be recorded on the Staff Dealing Authorisation Form by the Authorised Signatory.

            Please also note the following:

            (a) No approval should be given where there is any conflict of interest issue (whether actual or potential) or where the staff could influence the issuer or the broker to the IPO;

            (b) No approval should be given for IPO application by staff where an in-house restriction has been placed on investing in such issues under Section V.n.;

            (c) No Securities (or any related Securities) may be acquired in an IPO where the issuer is a US or Canadian company, or otherwise in circumstances where the employee could influence the issuer or Broker to the IPO; and

            (d) The minimum holding period of 30 calendar days requirement should also be complied with;

            Staff should report the final allocation given to the staff by sending Lotus Mail to the Compliance Department as soon as practical after he/she has known the result of his application under the IPO, reporting the number of shares (or zero number) which has been allocated to him/her under the IPO.

      F.    SHORT SELLING

            (1) Intra-day dealing (buying and selling an Investment on the same day), short selling (selling Securities which you do not own), including writing an uncovered option on an Investment, are prohibited (unless the permission from the CEO or in his absence, the permission from the LCO is obtained for the specific trades). Permission will usually be denied unless there are extenuating circumstances to justify the second trade.

            (2)   Notwithstanding   Section  V.f.(1),   short  selling  (selling
                  Securities which you do not own) of any Securities recommended by the Company for purchase are strictly prohibited.

            (3) Before seeking permission to deal, you must ensure that you have the required funds, and in the case of a sale of an Investment, the stock is available for immediate delivery. Therefore, this means that permission will not be given to sell an Investment which is not already registered in the name (or, in the case of bearer stocks, held by) of the staff member.

            (4) Trades must be settled within the applicable settlement period. A purchase of an Investment must be settled before any sale of the same Investment is due for settlement.

      G.    PRIVATE PLACEMENTS

            Notwithstanding Section V.e. above, you must not participate in any private placing activities since there is a conflict of interest issue involved. However, if there is an IPO in conjunction with that private placing, you can participate in the public tranche (public offer) of the IPO in accordance with Section V.e.

      H.    UNREASONABLE TRADING

            (1) You must not undertake any transaction(s) which:

            (a) could potentially commit you to a financial liability which you are not able to meet from readily available funds or otherwise which are not commensurate with, or over-extend, your financial resources;

            (b) may present a conflict of interests with the customers or clients of the Company or the HSBC Group;

            (c) may affect your good standing and reputation or the good standing, reputation or best interests of the Company or the HSBC Group; or

            (d) reduce your contribution to the work of your department and/or affect your duties to the Company or its clients.

            (2) The Company reserves the right, in any event, to require a staff to close out or reverse a transaction, and to relinquish the full amount of any realised profits (if any), notwithstanding any other provisions set out in these Staff Dealing Rules.

      I.    RECEIVING CREDIT OR SPECIAL FACILITIES

            You must not request or accept from a Broker, any credit or special dealing facilities in connection with a particular transaction. Notwithstanding this, a margin account can be opened with a futures Broker for the purpose of dealing in futures contracts.

      J.    TRANSACTIONS  LIKELY TO CAUSE  CONFLICT OF  INTEREST  WITH DUTIES TO
            CLIENTS

            You must not deal in an Investment at a time or in a manner which you know, or should know, is likely to have an adverse effect on the particular interests of any client of the HSBC Group.

      K.    PROCURING OTHER PERSONS TO TRADE

            If you are precluded from dealing under the procedures set out in these Staff Dealing Rules, you must not (except in the proper course of your employment) procure any other person to enter into such a transaction or communicate any information or opinion to another person if you know or have reason to believe that the other person will, as a result, enter into such a transaction or counsel or procure someone else to do so.

      L.    TRANSACTIONS WITH CLIENTS

            Subject to the other provisions of these Staff Dealing Rules, you must not undertake Staff Dealings in Investments directly with any client of the HSBC Group unless the client is a Broker.

      M.    TRANSACTIONS FOR EMPLOYEES OF OTHER INVESTMENT FIRMS

            Other than transactions in investments issued by or on behalf of governments or local/public authorities and unit trusts, you must not undertake any transaction for an employee or officer of another external firm carrying on investment business unless written confirmation has been received from that firm acknowledging its consent. The written consent must be forwarded to the Compliance Department for retention.

      N.    TRANSACTIONS IN SECURITIES HAVING AN HSBC GROUP INVOLVEMENT

            There may be periods during which you will not be permitted to deal in certain Investments as a result of the involvement of a Connected Company in a particular transaction, for example as an adviser and/or sponsoring Broker to new issues, and public company take-overs or other involvement which cannot be disclosed. Accordingly, the right is reserved on behalf of the Group to prohibit certain Staff Dealings in order to prevent possible conflicts of interests. The Senior Dealer or the LCO has the authority to refuse any transaction without explanation. You should not disclose to anyone that such refusal has occurred.

      O.    GIFTS

      (1)   PROHIBITION ON INDUCEMENTS, GIFTS AND PERSONAL BENEFITS

            Staff should not accept or solicit any inducement (excluding soft commission) which is likely to significantly conflict with any of their duties owed to our clients. All staff should note Section 9 of the Prevention of Bribery Ordinance (Appendix 2).

            No staff shall solicit, accept or retain personal benefits from any client or any individual or company doing or seeking to do business with any company within ALHK. Staff should actively discourage such parties from offering personal benefits of all kinds, including every type of gift, favour, service, loan, fee or anything of a monetary value.

      (2) PROCEDURES FOR OBTAINING AUTHORISATION FOR PROVIDING AND ACCEPTING GIFTS ETC.

            (A)   ACCEPTING GIFTS

            Notwithstanding the general principles stated in Section o.(1) above, according to the HBAP Code of Conduct (April 2005 version) which applies to ALHK, staff are permitted to accept, but not solicit, from clients and other business counterparts of any company within ALHK the followings WITHOUT notification to senior management:

            (1)   any  normal  business   entertainment   (for  example  a  meal
                  involving no more than ordinary amenities); or

            (2) any personal gifts or benefits (including a 'laisee', which is defined as a gift of cash given on festive occasions such as Chinese New Year, weddings or birthdays) given on a festive occasion under customary practice, subject to a maximum limit of HK$1,000 in the case of a 'laisee' and a maximum limit of HK$1,000 or equivalent in value in other cases; or

            (3)   any personal benefit arising from kinship or marriage; or

            (4) any personal benefit given by a close personal friend, where such friendship is entirely unrelated to the business of ALHK, subject to a maximum limit of HK$10,000 or equivalent in value.

            For any other gifts or personal benefits being offered, staff should report in writing (using the Appendix IV as attached in the Code of Conduct of the Staff Handbook) such offer immediately to the relevant Head of Department and Compliance Department before acceptance. The staff will then be advised of whether such offer may be accepted or whether the gift or personal benefits should be returned to the donor or disposed of in some other way. In any case of doubt as to whether the value of a gift is within or in excess of the maximum specified in (2) or (4) above, a report should be made to the Human Resources Department. A log book registering all such reports is kept by the Human Resources Department.

            If it is decided that the gift or the personal benefit may not be accepted, it should be returned forthwith to the donor by the recipient with an explanation that the acceptance of the gift or the personal benefit would be contrary to the HBAP Code of Conduct (April 2005 version), SFC Codes, MPF Code and this Manual. The staff should handle the situation as tactfully and courteously as possible.

            (B)   PROVIDING GIFTS

            It is generally considered inappropriate for clients and their employees to receive gifts from ALHK and its staff. However, if in exceptional circumstances where this is considered appropriate, the giving of such gifts, which exceeds HK$1,000 or equivalent in value, MUST be approved in advance by the Chief Executive Officer ('CEO').

            (C)   GROUP BUSINESS PRINCIPLES FOR COUNTERING BRIBERY

            HSBC Group has adopted Principle 10 of the United Nations Global Compact. Principal 10 states in its entirety: "Businesses should work against all forms of corruption, including extortion and bribery."

            Under the Group Business Policy and Principle for Countering Bribery, no Group member or employee shall engage in bribery in any form whether direct or indirect. "Bribery" is defined as "any offer or receipt of any gift, money, loan, fee, reward or other advantage to or from any person (including an employee) as an inducement in the conduct of the Group member's business, particularly where such offer or receipt of any bribe is dishonest, illegal or a breach of trust."

      P.    SERVICE AS A DIRECTOR

            You are required to notify the Human Resources Department of any directorship business interests held outside the Group. The Human Resources Department will be responsible for keeping the register of such disclosures.

      VI.   COMPLIANCE PROCEDURES

(1)   OBTAINING STAFF DEALING AUTHORISATION

Subject to the exceptions set out in Section VII.a. below, BEFORE dealing for your own account or for an account within the rule set out in Section III.q. or Spouse's Dealings, you should complete all the relevant details in the Staff Dealing Authorisation Form (Appendix 4) and seek permission to execute a trade from your relevant Authorised Signatory. In Addition, Access Person should comply with the Blackout Period requirement requiring you to check that no client deals on the same Investment which the Staff intended to deal in have been done on the Trading Day prior to the intended Staff Dealing Day.

Only in absence of the Authorized Signatory can the Staff Dealing be approved by the Alternate Authorized Signatory. In the absence of both signatories, authorization must be sought from the LCO, or from the COO of ALHK in the absence of the LCO.

All Staff Dealings of the Alternate Authorized Signatories MUST be approved by the Authorized Signatory of the relevant department, or in his/her absence, by the CEO of ALHK.

All Staff Dealings of the Authorized Signatory MUST be approved by the CEO of ALHK, or in his absence, by the LCO. In the absence of both the CEO of ALHK and the LCO, approval should be sought from the COO of ALHK.

The CEO of ALHK may obtain the permission of the Chairman of ALHK; or in his absence, the LCO of ALHK; or her alternate.

For the avoidance of doubt, please note that self-approval is strictly prohibited.

You may be required by the Company to obtain the permission of the Company's central dealers in addition to the permission of the department head/business or other Authorised Signatory, as specified above.

Notes for Staff & Authorised Signatories on Staff Dealing Authorisation is attached in Appendix 5.

(2)   PERIOD OF VALIDITY OF THE STAFF DEALING AUTHORISATION

The permission remains valid for the day for which it is obtained although in exceptional circumstances, an extended period (of not more than 5 Trading Days) may be agreed with the Authorised Signatory for specific trades, for example, to cover holidays and other periods of absence from the office.

(3)   INVESTMENT IN EUROPEAN MARKETS

Where a staff dealing request is made to deal in an Investment in European markets, ordinarily dealt by HSBC Halbis Partners (UK) office (ALUK), before the trade is executed, confirmation must be sought from the ALUK Compliance
Department that there are no client orders outstanding. Normal approval must first be sought from the Authorised Signatory and the Staff Dealing Authorisation Form should then be passed to the Compliance Department for clearance with ALUK.

(4)   FOR STAFF DEALING TRANSACTIONS WHERE A MARGIN ACCOUNT IS REQUIRED.

Subject to Section V.i. hereof, for Staff Dealing transactions where a margin account is required, before submitting the Staff Dealing Authorisation Form, the evidence that a margin account has already been set up in the name of the staff member who has requested consent should also be submitted together. All Authorised Signatories should ensure that no approval should be given if such evidence is not produced.

(5)   REFUSE TO AUTHORISE

Any  Functional  Head may,  despite the  procedure for  permissions  outlined in
Section VI.(1) above, refuse to authorise any transaction or require that the number of transactions being undertaken by you be reduced if, in his opinion, such transactions are affecting your contribution to the work or your such transactions are affecting your contribution to the work of your Department or placing undue burden on dealing staff or for any other reason.

(6)   EXECUTION OF STAFF DEALING

(a) For Staff Dealing effected through Central Dealing Room, the completed and authorised Staff Dealing Authorisation Form must be given to the Company's dealers in the Central Dealing Room who will arrange for the transaction to be executed by their selected Broker. This may mean that the transaction is not executed on the day of receipt by the dealers.

For Staff Dealings effected through external Brokers (provided that the requirements as set out in Section V.b. are satisfied), orders must be given to the Broker by the staff himself/herself.

(b) For dealing in Derivatives, once the approval is obtained, YOU must place your order with the your own Broker and request your Broker to send a copy of the contract note directly to the Compliance Department for monitoring purposes.

NOTE

o     a minimum  holding  period of 30 calendar  days is required  (see  Section
      V.d.); and
o no dealing in Derivative may take place if the Derivative is due to expire within 1month of the date of the dealing and a Derivative may not be closed within 1 month of an opening transaction.

(c) You CANNOT and the dealers SHOULD NOT combine your orders with clients' orders.

(d) You are required to settle the trade within the required settlement period.

(e) Each completed Staff Dealing Authorisation Form must be sent to the Compliance Department by the end of the Trading Day. All Staff Dealings are monitored by the Compliance Department on a daily basis and the Compliance Department checks that all staff transactions have been properly authorised and reconciled the trades against the contract notes/statements received from the Broker. Any unauthorised bargains or irregularities in the trades will be reported to the employee's department head or business. The Compliance Department will keep the completed Staff Dealing Authorisation Form.

(7)   APPLICATION FOR INITIAL PUBLIC OFFERINGS ("IPO")

Staff should not apply for IPO public tranche except such application has been PRIOR approved by the relevant Authorised Signatory. The RATIONALE for granting such approval should also be recorded on the Staff Dealing Authorisation Form by the Authorised Signatory.

Please also note the following:

(a) No approval should be given where there is any conflict of interest issue (whether actual or potential) or where the staff could influence the issuer or the broker to the IPO;

(b) No approval should be given for IPO application by staff where an in-house restriction has been placed on investing in such issues under Section V.n.;

(c) No Securities (or any related Securities) may be acquired in an IPO where the issuer is a US or Canadian company, or otherwise in circumstances where the employee could influence the issuer or Broker to the IPO; and

(d) The minimum holding period of 30 calendar days requirement should also be complied with

Staff should report the final allocation given to the staff by sending Lotus Mail to the Compliance Department as soon as practical after he/she has known the result of his application under the IPO, reporting the number of shares (or zero number) which has been allocated to him/her under the IPO.

(8)   DEALING IN HSBC UNIT TRUST

A. Fund managers intending to deal in HSBC Unit Trust should follow the procedures below. For the avoidance of doubt, the following procedures ONLY APPLIES TO FUND MANAGERS MANAGING A PARTICULAR HSBC UNIT TRUST and other staff do not need to follow the below procedures.

      (a) For a fund manager who wishes to deal in the units of the HSBC Unit Trust that he/she manages, he/she should seek the approval of the investment director to whom he/she reports. In the absence of the direct report mentioned above, he/she should seek approval from the CEO of ALHK; or in the absence of the CEO of ALHK, the LCO (or his alternate);

      (b) For investment directors, approval should be sought from the CEO of ALHK; or in his absence, the LCO (or his alternate); and

      (c) For CEO of ALHK, approval should be sought from the Chairman of ALHK; or in his absence, the LCO ; or his alternate).

      For the avoidance of doubt, a fund manager does not need prior approval for dealings in a HSBC Unit Trust that is not managed by him/her or his/her team (for example, an equity find manager investing in a bond fund that is managed by other colleagues of ALHK does not have to follow the procedures mentioned above).

      B. All staff (whether or not they are fund managers) are required to observe the minimum holding period for their holdings in HSBC Unit Trusts.

      (9)   PRIVATE PLACEMENT

      Staff  should not  participate  in any  private  placement  of shares (see
      Section V.g. above).

      (10)  REPORTING

            (1)   DECLARATION OF INVESTMENT HOLDINGS UPON JOINING

            Declaration of investment holdings must be within 10 calendar days upon a staff joining the Company. (For the avoidance of doubt, initial holdings report should be filed within 10 calendar days after the staff becomes an Access Person.).

            A form of Declaration of Investment Holdings upon joining is attached in Appendix 6.

            (2)   DECLARATION OF INVESTMENT HOLDINGS ON AN ANNUAL BASIS

                  An annual declaration must be made by all staff on an annual basis (as at 31 December of the year concerned) by 30 January of the following year concerned. The annual declaration form will be distributed by the Compliance Department towards the end of the year concerned. The annual declaration form includes the following information:

            (a) All investments (including all Securities, Derivatives and Unit Trust) information including name of investments, quantity as at 31 December of the year concerned and name(s) of the Broker in which the holdings are held;

            (b) Conformation that the current Staff Dealing Rules and all subsequent amendments notified to the staff have been complied with from the specified effective date; and

            (c) Confirmation that either:-

            o Spouse's Dealings are properly reported and approved according to the current Staff Dealing Rules; or

            o The staff has no influence on his/her spouse over his/her investment decision, and will report to the Compliance Department immediately should there be any change in the degree of influence over the spouse's investment decisions.

            (3)   QUARTERLY TRANSACTION REPORT

            In addition to the above reporting requirements, each "Access Person" is required to submit a "Quarterly Transaction Report" within 10 calendar days after the end of each calendar quarter. The Quarterly Transaction Report will be distributed to the Access Persons towards the end of each calendar quarter.

            A Quarterly Transaction Report template is attached in Appendix 6.

      (4)   IDENTIFICATION OF RELATED ACCOUNTS

      Staff are required to identify all related accounts upon joining the Company. "Related Accounts", as defined in the revised SFC Code of Conduct for Persons Registered with the SFC (revised with effect from 1 April
      2001), includes accounts of the staff's minor children and accounts in which the staff hold beneficial interests.

      The submission of quarterly transaction reports under this section VI.(10) is not required until the requirements of US Investment Company Act are applicable to ALHK.

            VII.  EXEMPT TRANSACTIONS AND EXEMPT SECURITITES

            A.    EXEMPT TRANSACTIONS

            EXEMPTIONS RELATING TO CERTAIN STAFF DEALINGS

                  Subject to compliance with the other provisions of these Staff Dealing Rules, you are not required to comply with Sections V.b. and VI above (specific permission) and arrangements for copy of contract notes/statements to be provided to the Company) in relation to the transactions/arrangements outlined below, in respect of which general permission to deal is provided to you:

                  (1) Dealings in open-ended Unit Trusts and life insurance policies. However, fund managers intending to deal in HSBC Unit Trusts need to follow an additional step before dealing. For more details, please refer to Section VI.(8). There is also a minimum holding period for dealing in HSBC Unit Trusts.

                  (2) Transactions in debt and other instruments issued by or on
                  behalf  of  a  government   or   public/local   authority  and
                  derivatives in such investments.

                  (3) Subject to the requirements of Section XI, you may have your assets managed on a fully discretionary basis by a fund manager PROVIDED THAT in relation to any transaction undertaken for the account, you do not give instructions to effect (or advise on) the particular transaction (i.e. the account must be managed entirely at that firm's discretion). Please note that it is a breach of the Staff Dealing Rules if staff gives instruction to the fund manager on his discretionary account without obtaining prior Staff Dealing Authorisation.

                  (4)   Transactions  in  spot  and  forward  foreign   exchange
                  transactions.

                  (5) Taking up of a scrip dividend in lieu of cash or the receipt of scrip/bonus shares. However, if you are in possession of Inside Information (see Appendix 1), you must not take up the scrip. Restricted Staff should seek guidance from the LCO before electing to receive, or cancelling a mandate for scrip dividend on any HSBC Group Securities.

                  (6) You may enter into a scheme under which Securities (including HSBC Group Securities) are:

            (i) purchased pursuant to a regular standing order or direct debit arrangements;

            (ii) acquired by way of a standing election to reinvest dividends or other distributions received; and

            (iii) acquired  pursuant to a standing election to receive shares in place of a cash dividend.

            VIII. ADMINISTRATION OF CODE OF ETHICS

      No less frequently than annually, the Compliance Department must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

      Describes any issues arising under the Code or procedures since the last report to the board of trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

      Certifies that ALHK has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

            IX.   SANCTIONS

      If it is determined that a material violation of this Code has occurred, the Compliance Officer shall advise the CEO and the Company may impose sanctions as deemed appropriate including a letter of censure, personal trading suspension, disgorgement of profits, or termination of employment. Material violations of this Code and any sanctions imposed thereto shall be reported to the Board of Trustees/Directors of the investment company with respect to whose securities the violation occurred.

            X.    OTHER LAWS, RULES AND STATEMENTS OF POLICY

      Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Funds or Affiliates of the Funds or ALHK.

            XI.   RESTRICTIONS ON TRADING IN HSBC GROUP SECURITIES

      (1) As a result of the amendments to the Code for Dealing in Group Securities ("the Code") issued on 28 June 2005 under HSBC HCL 050044 and HSBC GCL 050039, with effect from 1 July 2005, a Restricted Person (as defined in the Code) must not deal in any Group securities without obtaining clearance to deal in advance in accordance with paragraph 4 of the Code. The Code can be found in Appendix 7.

      "Group securities" means any securities of HSBC Holdings plc or any subsidiary of HSBC Holdings plc or securities that are convertible or exchangeable into the same, or structured products (including derivative instruments) or the securities of any entities whose assets solely or substantially comprise securities of HSBC Holdings plc.

      Only the Restricted Persons who falls within such definition as contained in the Code needs to obtain clearance to deal from the Group Company Secretary before dealing in HSBC Group Securities (in addition to compliance of these Staff Dealing Rules). The text of the Code can be found in Appendix 7.

      (2) Currently, only staff of ALHK who have been designated as employee insiders (an employee who has received a communication from Group Compliance that he or she is an employee insider in respect of HSBC Group securities) falls within the definition of "Restricted Person" in the Code.

      (3) For the avoidance of doubt, employees of ALHK are still required to comply with the provisions in the Staff Dealing Rules herein, whether or not they are "Restricted Persons" as defined in the Code. The requirements as set out in the Staff Dealing Rules herein, e.g. prior approval, blackout period requirement, holding period requirement, use of brokers etc, are still applicable to all dealings.

                                    APPENDIX

Appendix 1          Part V Criminal Justice Act 1993

Appendix 2          Section 9 of the Prevention of Bribery Ordinance

Appendix 3          Form of Letter to be Sent by Staff When They Wish to Open an
                    Account With a Broker

Appendix 3 (i)      Form of Letter to be Sent by Staff When They Wish to Open an
                    Account With a Futures Broker

Appendix 3 (ii)     Application for Use of External Brokers

Appendix 4          Staff Dealing Authorisation Form (Effective 31 July 2005)

Appendix 5          Notes for staff and Authorised Signatories on Staff Dealings
                    Authorisation

Appendix 6          Declaration  of Investment  Holdings and  Identification  of
                    Related Accounts in Securities and/or Futures Contracts Upon
                    Joining and Quarterly Transaction Report

Appendix 7          Code for Dealing in Group Securities (Effective 1 July 2005)

                                                                      APPENDIX 1
                                                                   (PAGE 1 OF 2)

PART V CRIMINAL JUSTICE ACT 1993

1. Set out below is a summary of the provisions of Part V of the Act. If you would like further details or are in any doubt whether a particular transaction would be prohibited by the Act, you should consult the LCO.

2. In broad terms, it is a breach of the Act for an individual who is an INSIDER to take advantage of INSIDE INFORMATION by dealing in Securities falling within certain categories (shares, debt instruments, including debt instruments issued by or for a government, warrants, depository receipts and any options, futures and contracts for differences related to such Securities), or to encourage another person to deal or to disclose information to another person.

3. An INSIDER is an individual who:

(a)   possesses  information  which he knows is INSIDE  INFORMATION (see section
      4); and

(b)   knows that the information was acquired from an INSIDE SOURCE (see section
      7).

4. INSIDE INFORMATION is information which:

(a) relates to particular Securities or to a particular company or collection of companies (i.e. sectional information);

(b)   is specific or precise;

(c)   is unpublished (i.e. not made public-see section 6); and

(d)   is significantly price-sensitive in relation to any Securities.

5. Examples of INSIDE INFORMATION include:

(a)   unannounced annual and half-yearly results and dividends;

(b)   management information;

(c)   changes in capital structure;

(d) material acquisitions or realisation of assets of a group including purchase of Securities in other companies or the divesting of existing investments whether in whole or part;

(e)   possible merger or take-over;

(f)   any changes in directors;

(g) any proposed change in the general character or nature of the business of a group;

(h)   any material acquisitions of the capital of a company by another party;

(i) a new product developed by Company A which will affect the prospects of a competitor, Company B, is Inside Information in respect of the Securities of both companies; and

(j) any other information necessary to enable shareholders and the public to appraise the position of a company and to avoid the establishment of a false market in its Securities.

                                                                      APPENDIX 1
                                                                   (PAGE 2 OF 2)

6. In addition to the more conventional meanings of 'made public' (such as screen or newspaper announcements) information may (depending upon the facts) be treated as published even if it:

(a)   can only be acquired by the exercise of diligence or expertise;

(b)   is communicated only to a section of the public;

(c)   can only be acquired by observation;

(d)   can only be acquired for a fee; or

(e)   is published only outside the United Kingdom.

7. A person has information from an INSIDE SOURCE if, and only if:

(a) he possesses it through being a director, employee, shareholder of a company or by virtue of his employment; or

(b)   his direct or indirect source is any of those falling within 7 (a) above.

8. An individual is not in breach of the insider dealing provisions if he shows that:

(a)   he acted in good faith as a market-maker;

(b)   the information which he had as an Insider was market information.

9. The provisions apply to transactions which employees undertake as part of their duties to the Company or another Connected Company as well as to their duties to the Company or another Connected Company as well as to their personal account dealings. I also covers information which they obtain (directly or indirectly) otherwise than in the course of their employment (e.g. from social contacts) from a person falling within section 7(a) above.

10. If employees are precluded from dealing, they are also prohibited from advising or arranging for another person to deal and from passing Inside Information to any other person.

ALTHOUGH THE HONG KONG LEGISLATION IN THIS RESPECT MAY NOT BE AS STRICT AS THAT OF THE UNITED KINGDOM, ALL EMPLOYEES OF HSBC INVESTMENTS AND HSBC HALBIS PARTNERS COMPANIES IN HONG KONG MUST OBSERVE THE STANDARDS SET OUT ABOVE.

                                                                      APPENDIX 2

PREVENTION OF BRIBERY ORDINANCE

Section 9

(1) Any agent who, without lawful authority or reasonable excuse, solicits or accepts any advantage as an inducement to or reward for or otherwise on account of his-

            (a) doing or forbearing to do, or having done or forborne to do, any act in relation to his principal's affairs or business; or

            (b) showing or forbearing to show, or having shown or forborne to show, favour or disfavour to any person in relation to his principal's affairs or business, shall be guilty of an offence.

(2) Any person who, without lawful authority or reasonable excuse, offers any advantage to any agent as an inducement to or reward for or otherwise on account of the agent's-

            (a) doing or forbearing to do, or having done or forborne to do, any act in relation to his principal's affairs or business; or

            (b) showing or forbearing to show, or having shown or forborne to show, favour or disfavour to any person in relation to his principal's affairs or business, shall be guilty of an offence.

(3) Any agent who, with intent to deceive his principal, uses any receipt, account or other document-

            (a) in respect of which the principal is interested; and

            (b) which contains any statement which is false or erroneous or defective in any material particular; and

            (c) which to his knowledge is intended to mislead the principal, shall be guilty of an offence.

(4) If an agent solicits or accepts an advantage with the permission of his principal, being permission which complies with subsection (5), neither he nor the person who offered the advantage shall be guilty of an offence under subsection (1) or (2). (Replaced 28 of 1980 s. 4)

(5) For the purposes of subsection (4) permission shall-

            (a) be given before the advantage is offered, solicited or accepted; or

            (b) in any case where an advantage has been offered or accepted without prior permission, be applied for and given as soon as reasonably possible after such offer or acceptance, and for such permission to be effective for the purposes of subsection (4), the principal shall, before giving such permission, have regard to the circumstances in which it is sought. (Added 28 of 1980 s. 4)

                                                                      APPENDIX 3

FORM OF LETTER TO BE SENT BY STAFF WHEN THEY WISH TO OPEN AN ACCOUNT WITH A BROKER (REFER TO SECTION 5 (1) OF THE STAFF DEALING RULES).

[Broker's address]                                            [Personal address]

[Date]

Dear Sirs

I instruct you until further notice to send copies of all contract notes and advice notes for trades executed by you on my behalf to:

         Head of Compliance
         Compliance Department
         Level 22, HSBC Main Building,
         1 Queen's Road Central
         Hong Kong

My employer also wishes me to advise you that on no account should I be given credit or special dealing facilities at any time.

I hereby authorise you to provide the above with any information which he/she may request regarding the operation of my account.

Please   acknowledge   receipt  of  this  letter  and  your  acceptance  of  the
instructions contained herein.

**This notice replaces all previous instructions in this regard which I have sent to you.

Yours faithfully

Signature

Name

**    If applicable

                                                                  APPENDIX 3 (I)

FORM OF LETTER TO BE SENT BY STAFF WHEN THEY WISH TO OPEN AN ACCOUNT WITH A FUTURES BROKER
(REFER TO SECTION 5 (2) OF THE STAFF DEALING RULES).

[Futures Broker's address]                                    [Personal address]

[Date]

Dear Sirs

I instruct you until further notice to send copies of all contract notes and advice notes for trades executed by you on my behalf to:

       Head of Compliance
       Compliance Department
       Level 22, HSBC Main Building
       1 Queen's Road Central
       Hong Kong

I hereby authorise you to provide the above with any information which he/she may request regarding the operation of my account.

Please   acknowledge   receipt  of  this  letter  and  your  acceptance  of  the
instructions contained herein.

**This notice replaces all previous instructions in this regard which I have sent to you.

Yours faithfully

Signature

Name

**    IF APPLICABLE

                                                                 APPENDIX 3 (II)

APPLICATION FOR USE OF EXTERNAL BROKERS

TO                    : LOCAL COMPLIANCE OFFICER

FROM
Name of Staff         : ____________________________
Department            : ____________________________
Tel / Ext No.         : ____________________________

DECLARATION

I am writing to apply for use of the following brokers for my staff dealings (as defined in the Staff Dealing Rules) :-

Name of Broker        : _____________________________
Address of Broker     : _____________________________

Reason of Application : ________________________________________________________
                        ________________________________________________________

I understand that no matter which method of staff dealing is chosen/taken, I have to comply with the whole Staff Dealing Rules and any breach of the Staff Dealing Rules may be regarded as grounds for disciplinary action which may include dismissal.

_____________________________________         __________________________________
Signature of Staff                            Date of Application

Approved by Department Head :

_____________________________________
Signature of Department Head

________________________________________________________________________________
(TO BE COMPLETED BY COMPLIANCE DEPARTMENT)

Application Granted / Application Rejected *

_____________________________________         __________________________________
Local Compliance Officer                      Date
(*  please delete as appropriate)

           STAFF DEALING AUTHORIZATION FORM (effective 31 July 2005)

                   -----------------------------
       Staff Name:                                I am*/am not* an "Access
                   -----------------------------  Person" as defined in the
       Department:                                Staff Dealing Rules
                   -----------------------------
Tel. No./Ext. No.:
                   -----------------------------
       Trade Date:
                   -----------------------------

  <--------------------(filled in by Staff)--------------------->   (filled in By Authorized Signatory  <--(filled in by Dealer)-->
                                Through Central             Price
                                  Dealing Room   Buy/Sell   Limit    Authorized Signatory  Date & Time                 Placing date
  Name of Investment  Quantity       (Y/N)        (B/S)    (if any)                                     Broker  Price     & Time
-----------------------------------------------------------------------------------------------------------------------------------
1
-----------------------------------------------------------------------------------------------------------------------------------
2
-----------------------------------------------------------------------------------------------------------------------------------
3
-----------------------------------------------------------------------------------------------------------------------------------

DECLARATIONS:

1) I confirm that I have abided by the current HSBC Investments (Hong Kong) Ltd and HSBC Halbis Partners (Hong Kong) Limited Staff Dealing Rules and that I am not in possession of any Inside Information (as defined in the Section 3.14 of the Staff Dealing Rules) which relates to or may relate to the above Application for authorization.

2) I confirm that the above Investment(s) to be sold have been held by me for more than 30 calendar days since acquisition.

3) If this Application relates to HSBC Group Securities, I confirm that I have abided by the separte rules in relation to these (as referred to in Section 7 of the Staff Dealing Rules)

ADDITIONAL DECLARATIONS FOR "ACCESS PERSONS"

4) For Investment(s) other than the "top 10 Hong Kong stocks" referred to in this Application, I confirm that I have checked that there were no client deals transacted ON ANY OF THE 7 CALENDAR DAYS immediately prior to the date of this Application.

5) For Investments in the "top 10 Hong Kong stocks" referred to in this Application, I confirm that I have checked that there were no client deals transacted ON 1 TRADING DAY immediately prior to the date of this Application.


                                 -------------------    ------------------------
                                 Date of Application    Staff Signature

*please delete whichever is not appropriate

                                                                      APPENDIX 5
                                                                   (PAGE 1 OF 1)

NOTES FOR STAFF AND AUTHORISED SIGNATORIES ON STAFF DEALING AUTHORISATION

NOTES FOR ALL STAFF:

1.1 All Staff Dealings MUST be approved by the Authorized Signatory. Only in the absence of the Authorized Signatory, the approval may be sought from the Alternate Authorized Signatory. In the absence of both signatories, authorization must be sought from the LCO, or from the COO of ISHK in the absence of the LCO.

1.2 All Staff Dealings of the Alternate Authorized Signatories MUST be approved by the Authorized Signatory of the relevant department, or in his/her absence, by the CEO of ISHK.

1.3 All Staff Dealings of the Authorized Signatory MUST be approved by the CEO of ISHK, or in his absence, by the LCO. In the absence of both the CEO of ISHK and the LCO, approval should be sought from the COO of ISHK.

1.4   Self-approval is strictly prohibited.

NOTES FOR AUTHORIZED SIGNATORIES/ALTERNATE AUTHORIZED SIGNATORIES

2.1 Authorization remains valid for the Trading Day for which it is obtained although in exceptional circumstances, an extended period (of not more than 5 Trading Days) may be agreed with the Authorized Signatory for specific trades, e.g. to cover holidays or other periods of absence from the office (Staff Dealing Rules, Section 6.2).

2.2 The Authorized Signatory may seek confirmation from the staff of relevant facts relating to the transaction (Staff Dealing Rules, Section 6.3)

2.3 Any Functional Head may, despite the procedure for permissions outlined, refuse to authorize any transaction or require that the number of transactions being undertaken by the staff be reduced, if, in his/her opinion, such transactions are affecting the staff's contribution to the work of the department or placing undue burden on dealing staff or for any other reason (Staff Dealing Rules, Section 6.5)

                                                                      APPENDIX 6
                                                                   (PAGE 1 OF 3)

DECLARATION OF INVESTMENT HOLDINGS AND IDENTIFICATION OF ACCOUNTS IN SECURITIES AND/OR FUTURES CONTRACTS UPON JOINING
(THE "ACCOUNTS") (NIL RETURN IS REQUIRED)

This declaration should be returned to Compliance Department within 10 calendar days upon joining the Company.

                                    AS AT _______ (Date of Joining)

Name of Staff                       : ____________________________
Company / Department                : ____________________________
Tel / Ext No.                       : ____________________________

(A)   DECLARATION OF INVESTMENT HOLDINGS

      -------------------------------------------------------------
      A.   NAME OF EXTERNAL BROKERS / NOMINEES / CUSTODIANS:
      -------------------------------------------------------------

      ------------------------------------------------------------

      -------------------------------------------------------------

      --------------------------------------------------------------------------------------------------------------
      Name and exchange ticker symbol or    Quantity              Market Value         Held by
      CUSIP number of Investment            --------              ------------         (Name of holder: Broker /
      (including all Unit Trusts,                                                      Nominees / Custodian / Staff)
      Securities and Derivatives)                                                      -----------------------------
      ---------------------------
      --------------------------------------------------------------------------------------------------------------

      --------------------------------------------------------------------------------------------------------------

      PLEASE ATTACH STATEMENTS FROM EXTERNAL BROKERS/NOMINEES/CUSTODIANS STATING YOUR INVESTMENT HOLDINGS AS AT THE ABOVE DATE WITH THIS DECLARATION. PLEASE USE SEPARATE SHEETS IF THERE IS NOT ENOUGH SPACE.

(B)   IDENTIFICATION OF ACCOUNTS IN SECURITIES AND/OR FUTURES CONTRACTS

      If there are changes to this part, please submit fresh forms.

      ----------------------------------------------------------------------------------------------------------------
      NAME OF THE ACCOUNT                                                           WHERE IT IS HELD
      ----------------------------------------------------------------------------------------------------------------
      1.  In Your Own Name (whether in sole name or joint names)

      ----------------------------------------------------------------------------------------------------------------
      2.  In Name of Your Spouse (whether in sole name or joint names)

      ----------------------------------------------------------------------------------------------------------------
      3.  Accounts of Your Minor Children (please also state the relationship with the Staff)

      ----------------------------------------------------------------------------------------------------------------
      4.  Accounts in which Staff Holds Beneficial Interests

      ----------------------------------------------------------------------------------------------------------------

Declaration

I confirm that I have provided a full list of investment holdings held by myself and by company/trust/individuals controlled by me as at the above date, and I have provided a full list of Accounts.


----------------------------                         ---------------------------
Signature of Staff                                              Date

                                                                      APPENDIX 6
                                                                   (PAGE 2 OF 3)

             HALBIS CAPITAL MANAGEMENT (HONG KONG) LIMITED ("ALHK")
                          QUARTERLY TRANSACTION REPORT

TO:   COMPLIANCE DEPARTMENT

                                                               BY ACCESS PERSONS

FOR THE PERIOD FROM [ TO SPECIFY THE CALENDAR QUARTER ]

A.  Name of Staff              : ____________________________

B.  Department                 : ____________________________

C.  Staff A/C with ALHK        : ____________________________

D.  Name of External Brokers   : 1. ____________________________
     / Nominees / Custodians
                                 2. ____________________________

Note to Access Persons:

This quarterly transaction report (the "Report") is sent pursuant to the Staff Dealing Rules and asks you to provide information with respect to Transactions in any Securities / Derivatives ("Investment") in which you had any direct or indirect beneficial ownership interest for the period specified above. If you were not employed by us during this entire period specified above, amend the dates specified above to cover your period of employment.

Unless the context otherwise requires, all terms used in this Report shall have the same meanings as defined in the Staff Dealing Rules. "Transaction" means purchase, sale or any other type of acquisition or disposition.

Dealings in open-ended Unit Trusts / Funds need not be included in this Report.

If you have no reportable Transactions during the calendar quarter mentioned above, please sign and return this page only. If you have reportable Transactions, please complete, sign and return page 2 and provide any attachments. This Report must be returned to the ALHK Compliance Department by [10 DAYS AFTER THE QUARTER END].

--------------------------------------------------------------------------------

I AM AN "ACCESS PERSON" FOR THE PURPOSE OF THE RULES AND REGULATIONS, US INVESTMENT ADVISER ACT. I HAD NO REPORTABLE SECURITIES / DERIVATIVES TRANSACTIONS DURING THE PERIOD MENTIONED ABOVE. I CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature

____________________________


____________________________
Date

                                                                      APPENDIX 6
                                                                   (PAGE 3 OF 3)

                  HALBIS CAPITAL MANAGEMENT (HONG KONG) LIMITED
                          QUARTERLY TRANSACTION REPORT

TO: COMPLIANCE DEPARTMENT

                                BY ACCESS PERSONS

FOR THE PERIOD FROM [ TO SPECIFY THE CALENDAR QUARTER ]

A.  Name of Staff              : ____________________________

B.  Department                 : ____________________________

C.  Staff A/C with ALHK        : ____________________________

D.  Name of External Brokers   : 1. ____________________________
     / Nominees / Custodians
                                 2. ____________________________

This is to advise that during the calendar quarter mentioned above, I have the following reportable Transactions:-

E. Name and           Quantity     Date of       Whether      Dealing         Whether            State name of
   exchange ticker    --------     Transaction   purchase     Price per       Transaction via    External Broker
   symbol or CUSIP                 -----------   or sale      unit / share    ALHK Central       if  Transactions
   number of                                     -------      ------------    Dealing Room       are not via
   Securities /                                                               ------------       Central Dealing
   Derivatives                                                                                   Room
   -----------                                                                                   ----


Note:

If you use an external broker, please attach statements from external brokers / nominees / custodians relating to the Transaction reported above. Please use separate sheets if there is not enough space.

If you have applied for an IPO but have not been allotted any securities under the IPO, there is no need to report this IPO application in section E above. However if you have been allotted securities under the relevant IPO during the calendar quarter mentioned above, please provide details of the IPO securities allotted to you in section E above.

--------------------------------------------------------------------------------

I AM AN "ACCESS PERSON" FOR THE PURPOSE OF THE RULES AND REGULATIONS, US INVESTMENT ADVISER ACT.

I HEREBY CERTIFY THAT OTHER THAN THE TRANSACTION(S) REPORTED ABOVE, I HAD NO OTHER REPORTABLE TRANSACTION(S) IN SECURITIES / DERIVATIVES DURING THE CALENDAR QUARTER MENTIONED ABOVE.

I CERTIFY THAT I HAVE ABIDED BY THE STAFF DEALING RULES IN THE PURCHASE / SALE OF THE SECURITIES / DERIVATIVES AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature

____________________________

Date

____________________________

* This Report must be returned to ALHK Compliance Department by [10 DAYS AFTER THE QUARTER END].

                                                                      APPENDIX 7
                                                                  (PAGE 1 OF 16)

NEW CODE FOR DEALING IN GROUP SECURITIES (EFFECTIVE 1 JULY 2005)

Primary recipients should forward copies to their branches and subsidiaries as appropriate.

The Managers and Representatives                                  HCL No. 050044
The HSBC Group, Asia-Pacific                                      29 June 2005

I quote below the contents of GCL 050039 of 28JUN05 from the Group Chief Operating Officer.

Yours faithfully

VINCENT H C CHENG
Chairman

QUOTE

A revised Code for Dealing in HSBC Group Securities (the 'new Code') will replace the existing Code for Dealing in Group Securities with effect from 1JUL05. Directors and Group Managing Directors of HSBC Holdings plc ('persons discharging managerial responsibilities') and those designated as 'employee insiders' (collectively referred to as'restricted persons') must comply with the new Code. Those designated as employee insiders will be individually notified by Group Compliance.

Any employee who has access to inside information but has not received a communication from Group Compliance by 30JUN05 that he or she is an employee insider in respect of HSBC Group securities must contact his or her functional head who should consult with Ian Ripley, Senior Manager FSA & Policy Support, Group Compliance, HSBC Holdings plc, 8CS42 (Lotus Notes address IAN T RIPLEY/HGHQ/HSBC, external e-mail address IANRIPLEY@HSBC.COM). Employees who become aware of inside information as a result of a proposed transaction will be notified of their obligations by Group Compliance at the appropriate time. The updated Code is attached.

The principal changes to be introduced by the new Code are:

      o a new definition of 'inside information' has replaced 'unpublished price-sensitive information';

      o a new definition of 'connected person' has expanded the previous definition for persons discharging managerial responsibilities (Directors and Group Managing Directors of HSBC Holdings plc). The definition now includes any relative who has shared the same household as the person discharging managerial responsibilities for at least 12 months and any body corporate in which a Director or Group Managing Director (or any person connected with him or her) is a director or senior executive with the power to make management decisions affecting the future development and business prospects of that body corporate. In this context 'the power to make management decisions' means the individual must have the power to control that body corporate rather than merely being able to exert influence over it;

      o any dealings in HSBC Group securities on considerations of a short term nature are prohibited. Any investment with less than one year's maturity will always be considered to be of a short term nature (and thus will prohibit most derivative instruments);

                                                                      APPENDIX 7
                                                                  (PAGE 2 OF 16)

      o the ability to gain clearance in a prohibited period in exceptional circumstances has been tightened so that such clearance cannot be given if the person in question actually has inside information. There is also guidance on what may or may not constitute severe financial difficulty and exceptional circumstances;

      o the Financial Services Authority must be consulted at an early stage in respect of any application to deal in exceptional circumstances and only a director designated for that purpose and not the company secretary may give clearance to deal in such circumstances;

      o we will be required to announce through the stock exchanges any clearances to deal given during a close period in exceptional circumstances but not during any other prohibited period;

      o employee insiders no longer have a duty to inform their connected persons and investment managers if they are in a prohibited period as by so doing they would alert such persons to the fact that the company is in a prohibited period; and

      o the ability to exercise options in prohibited periods is now allowed only if it is an exceptionally long period or the company has had a number of consecutive prohibited periods. CARE: This could result in the lapse of options not exercised before the commencement of a prohibited period which coincides with the end of the option exercise period.

The close period for dealing by restricted persons in HSBC Group securities will begin on 01JUL05 and will cease once the 2005 interim results for the six months ending 30JUN05 are announced on 01AUG05.

Paragraph (2) of the new Code lists certain dealings that are not subject to the provisions of the Code. In particular, the exercise of options held under employee savings-related share option plans falls outside the definition of dealing in HSBC Group securities. Accordingly, restricted persons do not require prior approval to exercise savings-related share options during a close period. However, HSBC Holdings shares received by restricted persons from the exercise of savings-related share options may not be sold in a close period.

The restriction on dealings during the close period by restricted persons cannot be waived except if they are in severe financial difficulty or there are other exceptional circumstances where the sale of the shares is the only reasonable course of action available to the employee (e.g. where there is a pressing and unforeseen financial commitment that cannot otherwise be satisfied).

All enquiries regarding waiver of the close period restrictions should be made in the first instance to line managers and not Group Company Secretary's Department. If in doubt, line managers should make enquiries on behalf of their staff to their HR department.

Dealings should take place as soon as possible and, in any event, within two business days of clearance being received.

Applications to deal should be made using the HSBC Group Securities Dealing Forms in the e-Forms system in Lotus Notes. A specimen Application to Deal Form (FORM A) and a specimen Notification of Dealing Form (FORM B) are for use only by those restricted persons who do not have access to the HSBC Group Securities Dealing Form in the e-Forms system. No other forms should be used.

                                                                      APPENDIX 7
                                                                  (PAGE 3 OF 16)

All HSBC staff should observe the spirit as well as the letter of the rules and any other local regulatory requirements that apply. Where there are differences in the requirements, the more onerous should be followed. Where local legislation/regulations conflict with the requirements of the rules, the local legislation/regulations shall prevail.

Employees of subsidiaries of HSBC Holdings plc, which have their own staff dealing obligations, must also comply with those dealing obligations. Staff employed by a securities dealing business or within Corporate, Investment Banking and Markets may also need to obtain clearance from their employing company or from their compliance function before dealing in Group Securities.

Any questions on the Code for Dealing in HSBC Group Securities should be addressed to Paul Stafford, Assistant Group Secretary, HSBC Holdings plc, 8CS42 (Lotus Notes address PAUL A STAFFORD/HGHQ/HSBC, external e-mail address PAULSTAFFORD@HSBC.COM).

Yours faithfully

A W Jebson
Group Chief Operating Officer
UNQUOTE

                                                                      APPENDIX 7
                                                                  (PAGE 4 OF 16)

CODE FOR DEALING IN HSBC GROUP SECURITIES

INTRODUCTION

This code imposes restrictions on dealing in Group securities beyond those imposed by law. Its purpose is to ensure that persons discharging managerial responsibilities and employee insiders do not abuse, and do not place themselves under suspicion of abusing, inside information that they may be thought to have, especially in periods leading up to an announcement of HSBC Holdings plc's results.

Nothing in this code sanctions a breach of section 118 (Market Abuse) of the Financial Services and Markets Act 2000, the insider dealing provisions of the Criminal Justice Act 1993, the provisions contained in Parts XIII, XIV and XV of the Hong Kong Securities and Futures Ordinance (Cap 571) or any other relevant legal or regulatory requirements.

DEFINITIONS

1 In this code the following definitions apply unless the context requires otherwise:

(a) "associate" in relation to an individual means:

      (i) his/her spouse;

      (ii) any child or step-child, natural or adopted, under the age of 18 years of such individual or of his/her spouse (together with (i) above, the "family interests");

      (iii) the trustees, acting in their capacity as such trustees, of any trust of which he or any of his/her family interests is a beneficiary or, in the case of a discretionary trust, is (to his/her knowledge) a discretionary object and any company ("trusteecontrolled company") in the equity capital of which the trustees, acting in their capacity as such trustees, are directly or indirectly interested so as to exercise or control the exercise of 30% (or such other amount as may from time to time be specified in the Hong Kong Code on Takeovers and Mergers as being the level for triggering a mandatory general offer) or more of the voting power at general meetings, or to control the composition of a majority of the board of directors and any other company which is its subsidiary (together, the "trustee interests");

      (iv) a holding company of a trustee-controlled company or a subsidiary of any such holding company; and

      (v) any company in the equity capital of which he or she, his/her family interests, any of the trustees referred to in (iii) above, acting in their capacity as such trustees, and/or any trustee interests taken together are directly or indirectly interested so as to exercise or control the exercise of 30% (or such other amount as may from time to time be specified in the Hong Kong Code on Takeovers and Mergers as being the level for triggering a mandatory general offer) or more of the voting power at general meetings, or to control the composition of a majority of the board of directors and any other company which is its subsidiary or holding company or a fellow subsidiary of any such holding company;

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                                                                      APPENDIX 7
                                                                  (PAGE 5 OF 16)

(b) "beneficiary" includes any discretionary object of a discretionary trust (where the Director is aware of the arrangement) and any beneficiary of a non-discretionary trust;

(c) "business day(s)" means any day which is not a Saturday or Sunday, Christmas Day, Good Friday or a bank holiday in the United Kingdom;

(d) "close period" means:

      (i) the period of 60 days immediately preceding the preliminary announcement of HSBC Holdings plc's annual results (or the deadline for announcement if earlier) or, if shorter, the period from the end of the relevant financial year up to and including the time of announcement; and

      (ii) the period of 60 days immediately preceding the publication of the half-yearly report (or the deadline for announcement if earlier) or, if shorter, the period from the end of the relevant financial period up to and including the time of such publication; or

      (iii) if HSBC Holdings plc reports on a quarterly basis, the period of 31 days immediately preceding the announcement of the quarterly results (or the deadline for announcement if earlier) or, if shorter, the period from the end of the relevant financial period up to and including the time of the announcement;

      and includes any period of delay in the publication of a results announcement;

(e) "connected person" means:

      (i) a "connected person" within the meaning in section 346 of the Companies Act 1985(1), but that section shall apply as if any reference to a director of a company were a reference to a person discharging managerial responsibilities within HSBC Holdings plc;

      (ii) a relative of a person discharging managerial responsibilities within HSBC Holdings plc, who, on the date of the transaction in question, has shared the same household as that person for at least 12 months;

      (iii) a body corporate in which:

            (a) a person discharging managerial responsibilities within HSBC Holdings plc;

            or

            (b) any person connected with him/her by virtue of subsection (i) or
            (ii), is a director or a senior executive who has the power to make management decisions affecting the future development and business prospects of that body corporate;

(f) "dealing" includes (subject to paragraph 2):

      (i) any acquisition or disposal or transfer of, or agreement or offer to acquire or dispose of or transfer, or creation of a pledge, charge or any other security interest in, any Group securities;

                                                                      APPENDIX 7
                                                                  (PAGE 6 OF 16)

      (ii) entering into a contract (including a contract for difference) the purpose of which is to secure a profit or avoid a loss by reference to fluctuations in the price of any Group securities;

      (iii) the grant, acceptance, acquisition, disposal, transfer, exercise or discharge of any option (whether for the call, or put or both) to acquire or dispose of or transfer Group securities whether or not for consideration and any agreements to do any of the foregoing;

      (iv) entering into, or terminating, assigning or novating any stock lending agreement in respect of Group securities;

      (v) using as security, or otherwise granting a charge, lien or other encumbrance over Group securities;

      (vi) any transaction, including a transfer for nil consideration, or the exercise of any power or discretion effecting a change of ownership of a beneficial interest in Group securities; or

      (vii) the grant, acceptance, acquisition, disposal, transfer, exercise or discharge or any other right or obligation, present or future, conditional or unconditional, to acquire or dispose of or transfer any Group securities or any interests in Group securities,

      (viii) any agreements to do any of the foregoing, and "deal" shall be construed accordingly;

(g) "Director" means a director of HSBC Holdings plc;

(h) "employee insider" means an employee of HSBC Holdings plc or any member of the Group whose name is required to be placed on an insider list in accordance with rule 2.8.1 of the FSA sourcebook containing the disclosure rules;

(i) "employees' share scheme" has the same meaning as in section 743 of the Companies Act 1985;

(j) "FSA" means the Financial Services Authority;

(k)  "Group  securities"  means  any  securities  of  HSBC  Holdings  plc or any subsidiary of HSBC Holdings plc or securities that are convertible or exchangeable into the same, or structured products (including derivative instruments) or the securities of any entity whose assets solely or substantially comprise securities of HSBC Holdings plc;

(l) "inside information" has the definition attributed to it in Annex 1;

(m) "persons discharging managerial responsibility" means:

      (i) a Director; or

                                                                      APPENDIX 7
                                                                  (PAGE 7 OF 16)

      (ii) a senior executive of HSBC Holdings plc who:

            (a) has regular access to inside information relating, directly or indirectly, to HSBC Holdings plc;

            and

            (b) has power to make managerial decisions affecting the future developments and business prospects of HSBC Holdings plc;

(n) "prohibited period" means:

      (i) any close period; or

      (ii) any period when there exists any matter which constitutes inside information in relation to HSBC Holdings plc;

(o) "restricted person" means a person discharging managerial responsibilities or employee insider; and

(p) "share(s)" has the same meaning as in section 744 of the Companies Act 1985, and includes a preference share.

DEALINGS NOT SUBJECT TO THE PROVISIONS OF THIS CODE

2 The following dealings are not subject to the provisions of this code:

(a) undertakings or elections to take up entitlements under a rights issue or other offer made by HSBC Holdings plc to holders of its securities (including an offer of Group securities in lieu of a cash dividend);

(b) the take up of entitlements under a rights issue or other offer made by HSBC Holdings plc to holders of its securities (including an offer of Group securities in lieu of a cash dividend) but not, for the avoidance of doubt, applying for excess shares in a rights issue or applying for shares in excess of an assured allotment in an open offer;

(c) allowing entitlements to lapse under a rights issue or other offer made by HSBC Holdings plc to holders of its securities (including an offer of Group securities in lieu of a cash dividend);

(d) the sale of sufficient entitlements nil-paid to take up the balance of the entitlements under a rights issue;

(e) undertakings to accept, or the acceptance of, a takeover offer;

(f) dealing where the beneficial interest in the relevant Group security does not change;

(g)   transactions   conducted   between   a   person   discharging   managerial
responsibilities and their spouse, child or step-child (as defined in section 346 of the Companies Act 1985(2));

(h) transfers of shares arising out of the operation of an employees' share scheme into a savings scheme investing in Group securities following:

      (i) exercise of an option under a savings related share option scheme; or

      (ii) release of shares from a profit sharing scheme;

                                                                      APPENDIX 7
                                                                  (PAGE 8 OF 16)

(i) with the exception of a disposal of Group securities received by a restricted person as a participant, dealings in connection with an HM Revenue and Customs approved employees' share scheme, or any other employees' share scheme under which participation is extended on similar terms to those contained in an HM Revenue and Customs approved employees' share scheme, to all or most employees of the participating companies in that scheme;

(j) the cancellation or surrender of an option under an employees' share scheme;

(k) transfers of Group securities by an independent trustee of an employees' share scheme to a beneficiary who is not a restricted person;

(l) transfers of Group securities already held by means of a matched sale and purchase into a saving scheme or into a pension scheme in which the restricted person is a participant or beneficiary;

(m) an investment by a restricted person in a scheme or arrangement where the assets of the scheme (other than a scheme investing only in Group securities) or arrangement are invested at the discretion of a third party;

(n) a dealing by a restricted person in the units of an authorised unit trust or in shares in an open-ended investment company; and

(o) bona fide gifts to a restricted person by a third party.

DEALING BY RESTRICTED PERSONS

3 A restricted person must not deal in any Group securities without obtaining clearance to deal in advance in accordance with paragraph 4 of this code.

CLEARANCE TO DEAL

4 (a) A Director (other than the chairman or chief executive) or company secretary must not deal in any Group securities without first notifying the chairman (or a Director designated by the Board for this purpose(3)) and receiving written clearance to deal from him/her.

(b) The chairman must not deal in any Group securities without first notifying the chief executive and receiving written clearance to deal from him/her.

(c) The chief executive must not deal in any Group securities without first notifying the chairman and receiving written clearance to deal from him/her.

(d) If the role of chairman and chief executive are combined, that person must not deal in any Group securities without first notifying the Board and receiving written clearance to deal from the Board.

(e) Persons discharging managerial responsibilities (who are not Directors) and employee insiders must not deal in any Group securities without first notifying the company secretary or a designated Director(4) and receiving written clearance to deal from him/her.

                                                                      APPENDIX 7
                                                                  (PAGE 9 OF 16)

5 A response to a request for clearance to deal must be given to the relevant restricted person within five business days of the request being made.

6 HSBC Holdings plc must maintain a written record of the response to any dealing request made by a restricted person and of any written clearance given. A copy of the response and clearance (if any) must be given to the restricted person concerned.

7 A restricted person who is given clearance to deal in accordance with paragraph 4 must deal as soon as possible and in any event within two business days of clearance being received.

CIRCUMSTANCES FOR REFUSAL

8 A restricted person must not be given clearance to deal in any Group securities:

      (a) during a prohibited period; or

      (b) on considerations of a short term nature. An investment with a maturity of one year or less will always be considered to be of a short term nature.

DEALINGS PERMITTED DURING A PROHIBITED PERIOD

DEALING IN EXCEPTIONAL CIRCUMSTANCES

9 A restricted person, who is not in possession of inside information in relation to HSBC Holdings plc, may be given clearance to deal if he/she is in severe financial difficulty or there are other exceptional circumstances. Clearance may be given for such a person to sell (but not purchase) Group securities when he/she would otherwise be prohibited by this code from doing so. The determination of whether the person in question is in severe financial difficulty or whether there are other exceptional circumstances can only be made by the Director designated5 for this purpose, who must be satisfied that the sale of the Group securities is the only reasonable course of action available to the Director.

10 A person may be in severe financial difficulty if he/she has a pressing financial commitment that cannot be satisfied otherwise than by selling the relevant Group securities. A liability of such a person to pay tax would not normally constitute severe financial difficulty unless the person has no other means of satisfying the liability. A circumstance will be considered exceptional if the person in question is required by a court order to transfer or sell Group securities or there is some other overriding legal requirement for him to do so.

11 The FSA and the Hong Kong Stock Exchange should be consulted at an early stage regarding any application by a restricted person to deal in exceptional circumstances. Restricted persons should be aware that the nature of any "exceptional circumstances" will be required to be notified in accordance with applicable stock exchange Listing Rules and an announcement published in the Hong Kong newspapers confirming that the person responsible for the clearance was satisfied that exceptional circumstances for the sale existed.

                                                                      APPENDIX 7
                                                                 (PAGE 10 OF 16)

AWARDS OF SECURITIES AND OPTIONS

12 The grant of options by the Board under an employees' share scheme to individuals who are not restricted persons may be permitted during a prohibited period if such grant could not reasonably be made at another time and failure to make the grant would be likely to indicate that HSBC Holdings plc was in a prohibited period.

13 The award by HSBC Holdings plc of Group securities, the grant of options and the grant of rights (or other interests) to acquire Group securities to restricted persons is permitted in a prohibited period if:

      (a) the award or grant is made under the terms of an employees' share scheme and the scheme was not introduced or amended during the relevant prohibited period; and

      (b) either:

            (i) the terms of such employees' share scheme set out the timing of the award or grant and such terms have either previously been approved by shareholders or summarised or described in a document sent to shareholders; or

            (ii) the timing of the award or grant is in accordance with the timing of previous awards or grants under the scheme; and

      (c) the terms of the employees' share scheme set out the amount or value of the award or grant or the basis on which the amount or value of the award or grant is calculated and do not allow the exercise of discretion; and

      (d) the failure to make the award or grant would be likely to indicate that HSBC Holdings plc is in a prohibited period.

EXERCISE OF OPTIONS

14 Where HSBC Holdings plc has been in an exceptionally long prohibited period or HSBC Holdings plc has had a number of consecutive prohibited periods, clearance may be given to allow the exercise of an option or right under an employees' share scheme, or the conversion of a convertible security, where the final date for the exercise of such option or right, or conversion of such security, falls during a prohibited period and the restricted person could not reasonably have been expected to exercise it at a time when he/she was free to deal.

15 Where the exercise or conversion is permitted pursuant to paragraph 14, clearance may not be given for the sale of the Group securities acquired pursuant to such exercise or conversion including the sale of sufficient Group securities to fund the costs of the exercise or conversion and/or any tax liability arising from the exercise or conversion unless a binding undertaking to do so was entered into when HSBC Holdings plc was not in a prohibited period.

                                                                      APPENDIX 7
                                                                 (PAGE 11 OF 16)

QUALIFICATION SHARES

16 Clearance may be given to allow a Director to acquire qualification shares where, under the company's constitution, the final date for acquiring such shares falls during a prohibited period and the Director could not reasonably have been expected to acquire those shares at another time.

SAVING SCHEMES

17 A restricted person may enter into a scheme under which only Group securities are purchased pursuant to a regular standing order or direct debit or by regular deduction from the person's salary, or where such securities are acquired by way of a standing election to re-invest dividends or other distributions received, or are acquired as part payment of the person's remuneration without regard to the provisions of this code, if the following provisions are complied with:

      (a) the restricted person does not enter into the scheme during a prohibited period, unless the scheme involves the part payment of remuneration in the form of Group securities and is entered into upon the commencement of the person's employment or in the case of a non-executive director his/her appointment to the Board;

      (b) the restricted person does not carry out the purchase of Group securities under the scheme during a prohibited period, unless the restricted person entered into the scheme at a time when HSBC Holdings plc was not in a prohibited period and that person is irrevocably bound under the terms of the scheme to carry out a purchase of Group securities (which may include the first purchase under the scheme) at a fixed point in time which falls in a rohibited period;

      (c) the restricted person does not cancel or vary the terms of his/her participation, or carry out sales of Group securities within the scheme during a prohibited period; and

      (d) before entering into the scheme, cancelling the scheme or varying the terms of his/her participation or carrying out sales of Group securities within the scheme, the restricted person obtains clearance in accordance with paragraph 4.

ACTING AS A TRUSTEE

18 Where a restricted person is acting as a trustee, dealing in Group securities by that trust is permitted during a prohibited period where:

      (a) the restricted person or his/her associates is/are not a beneficiary of the trust; and

      (b) the decision to deal is taken by the other trustees or by investment managers on behalf of the trustees independently of the restricted person,

save that where a Director is a sole trustee (other than a bare trustee) the provisions of this code will apply as if he or she were dealing on his or her own account. Where a Director is a cotrustee, he/she must advise his/her co-trustees that he/she is a Director.

                                                                      APPENDIX 7
                                                                 (PAGE 12 OF 16)

19 The other trustees or investment managers acting on behalf of the trustees can be assumed to have acted independently where the decision to deal:

      (a) was taken without consultation with, or other involvement of, the restricted person; or

      (b) was delegated to a committee of which the restricted person is not a member. A Director who is a beneficiary, but not a trustee, of a trust which deals in Group securities must endeavour to ensure that the trustees notify him/her after they have dealt in such Group securities on behalf of the trust, in order that he/she might notify HSBC Holdings plc. For this purpose, he/she must ensure that the trustees are aware that he/she is a Director.

DEALING BY CONNECTED PERSONS AND INVESTMENT MANAGERS

20 A person discharging managerial responsibilities must take reasonable steps to prevent any dealings by or on behalf of any connected person of his/her in any Group securities on considerations of a short term nature.

21 A person discharging managerial responsibilities must seek to prohibit any dealings in Group securities during a close period:

      (a) by or on behalf of any connected person of his/her; or

      (b) by an investment manager on his/her behalf or on behalf of any person connected with him where either he/she or any person connected has funds under management with that investment fund manager, whether or not discretionary (save as provided by paragraphs 18 and 19).

A Director with funds under management must advise the investment manager that he/she is a director of HSBC Holdings plc.

In addition, the restrictions on dealing in such periods apply equally to any dealings in respect of which the Director is to be treated as interested for the purposes of Part XV of the Hong Kong Securities and Futures Ordinance - see summary below. It is the duty of the Director, therefore, to seek to avoid any such dealing at any time when he or she is not himself/herself free to deal (and, in the case of a Director during any prohibited period, so far as is consistent with his duties of confidentiality as such Director).

SUMMARY OF PART XV HONG KONG SECURITIES AND FUTURES ORDINANCE PART XV OF THE SECURITIES AND FUTURES ORDINANCE CONTAINS EXTENSIVE DISCLOSURE REQUIREMENTS AND ADVICE SHOULD BE SOUGHT IN CASES OF DOUBT. HOWEVER, A DIRECTOR IS GENERALLY TREATED AS HAVING ,AMONG OTHERS, THE FOLLOWING INTERESTS (SUBJECT TO CERTAIN EXCEPTIONS AND THE FURTHER PROVISIONS OF PART XV):

      (I) ANY INTEREST OR SHORT POSITION OF A DIRECTOR'S SPOUSE OR CHILD AGED UNDER 18;

      (II) ANY INTEREST OR SHORT POSITION OF A CORPORATION IF EITHER (I) THAT CORPORATION OR ITS DIRECTORS ARE OBLIGED, OR ACCUSTOMED, TO ACT IN ACCORDANCE WITH THE DIRECTOR'S DIRECTIONS OR (II) THE DIRECTOR CONTROLS ONE-THIRD OR MORE OF THE VOTING POWER AT GENERA LMEETINGS OF THAT CORPORATION;

                                                                      APPENDIX 7
                                                                 (PAGE 13 OF 16)

      (I) ANY INTEREST OR SHORT POSITION OF ANY CONCERT PARTY OF THE DIRECTOR, I.E. ANY PARTY TO AN AGREEMENT WITH THE DIRECTOR WHICH PROVIDES FOR THE ACQUISITION OF INTERESTS IN SHARES OF A LISTED CORPORATION HERE SUCH AGREEMENT FALLS UNDER SECTION 317 OF THE SECURITIES AND FUTURES ORDINANCE;

      (II) ANY INTEREST OR SHORT POSITION HELD IN TRUST IF THE DIRECTOR IS A BENEFICIARY OR TRUSTEE (OTHER THAN A BARE TRUSTEE) OF THAT TRUST;

      (III) ANY INTEREST OR SHORT POSITION WHICH IS HELD IN A DISCRETIONARY TRUST IF THE DIRECTOR IS A FOUNDER OF THAT TRUST;

      (IV) AN INTEREST IN SECURITIES WHICH THE DIRECTOR HAS CONTRACTED TO PURCHASE;

      (V) AN INTEREST IN SECURITIES IN RESPECT OF WHICH THE DIRECTOR IS ENTITLED
      TO  EXERCISE  OR  CONTROL  THE  EXERCISE  OF  RIGHTS   ATTACHING  TO  SUCH
      SECURITIES;

      (VI) AN INTEREST IN SECURITIES WHICH THE DIRECTOR HAS A RIGHT TO SUBSCRIBE FOR OR CALL FOR DELIVERY OF;

      (VII) AN INTEREST IN SECURITIES WHICH THE DIRECTOR HAS A RIGHT TO ACQUIRE OR IS UNDER AN OBLIGATION TO TAKE DELIVERY OF;

      (VIII) AN INTEREST IN SHARES WHICH THE DIRECTOR HAS BY VIRTUE OF HOLDING, WRITING OR ISSUING EQUITY DERIVATIVES; AND

      (IX) ANY INTEREST OR SHORT POSITION WHICH THE DIRECTOR HOLDS JOINTLY WITH ANOTHER PERSON. A SHORT POSITION INCLUDES POSITIONS BY VIRTUE OF EQUITY DERIVATIVES AND STOCK BORROWING.

22 A person discharging managerial responsibilities must advise all of his/her associates or connected persons and investment managers acting on his/her behalf:

      (a) of the name of the listed company within which he/she is a person discharging managerial responsibilities;

      (b) of the close periods during which they cannot deal in the Group securities; and

      (c) that they must advise HSBC Holdings plc immediately after they have dealt in Group securities.

DISCLOSURE OF INFORMATION

23 A Director must not make any unauthorised disclosure of confidential information, whether to cotrustees or to any other person (even to those to whom he owes a fiduciary duty) or make any use of such information for the advantage of himself or others.

24 Dealings by a Director in Group securities will be required to be disclosed in HSBC Holdings plc's annual and interim reports including statements:

                                                                      APPENDIX 7
                                                                 (PAGE 14 OF 16)

      (a) as to whether HSBC Holdings plc has adopted a code for securities transactions on terms no less exacting than those required by the Hong Kong Listing Rules;

      (b) that having made specific enquiry of all the Directors, as to whether the Directors have complied with, or whether there has been any non-compliance with, the required standard set out in the Hong Kong Listing Rules; and

      (c) in the event of non-compliance with the required standard set out in the Hong Kong Listing Rules, as to such non-compliance and an explanation of the remedial steps taken by HSBC Holdings plc to address such non-compliance.

25 Directors are reminded that in the course of their duties as a Director of HSBC Holdings plc they may come into possession of, or become aware of, inside information regarding other companies. A Director must not deal in the securities of any listed company (including HSBC Holdings plc) when, by virtue of his/her position as a director of a listed company, he/she is in possession of inside information relating to that listed company's securities (including HSBC Holdings plc).

26 The register maintained in accordance with Section 352 of the Securities and Futures Ordinance of Hong Kong will be made available for inspection at every meeting of the Board.

ANNEX 1

"inside information" means:

      (a) In relation to qualifying investments, or related investments, which are not commodity derivatives, inside information is information of a precise nature which:

            (i) is not generally available;

            (ii) relates,  directly or indirectly, to one or more issuers of the
            qualifying   investments  or  to  one  or  more  of  the  qualifying
            investments; and

            (iii) would, if generally available, be likely to have a significant effect on the price of the qualifying investments or on the price of related investments.

      (b) In relation to qualifying investments or related investments which are commodity derivatives, inside information is information of a precise nature which:

            (i) is not generally available;

            (ii)  relates,   directly  or  indirectly,   to  one  or  more  such
            derivatives; and

            (iii) users of markets on which the derivatives are traded would expect to receive in accordance with any accepted market practices on those markets.

      (c) In relation to a person charged with the execution of orders concerning any qualifying investments or related investments, inside information includes information conveyed by a client and related to the client's pending orders which:


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

                                                                      APPENDIX 7
                                                                 (PAGE 15 OF 16)

            (i) is of a precise nature;

            (ii) is not generally available;

            (iii) relates, directly or indirectly, to one or more issuers of qualifying investments or to one or more qualifying investments; and

            (iv) would, if generally available, be likely to have a significant effect on the price of those qualifying investments or the price of related investments.

      (d) Information is precise if it:

            (i) indicates circumstances that exist or may reasonably be expected to come into existence or an event that has occurred or may reasonably be expected to occur; and

            (ii) is specific enough to enable a conclusion to be drawn as to the possible effect of those circumstances or that event on the price of qualifying investments or related investments.

      (e) Information would be likely to have a significant effect on price if and only if it is information of a kind which a reasonable investor would be likely to use as part of the basis of his investment decisions.

      (f) For the purposes of subsection (b)(iii), users of markets on which investments in commodity derivatives are traded are to be treated as expecting to receive information relating directly or indirectly to one or more such derivatives in accordance with any accepted market practices, which is:

            (i) routinely made available to the users of those markets; or

            (ii) required to be disclosed in accordance with any statutory provision, market rules, or contracts or customs on the relevant underlying commodity market or commodity derivatives market.

      (g) Information which can be obtained by research or analysis conducted by, or on behalf of, users of a market is to be regarded as being generally available to them.

      (h) Without prejudice to the generality of the above, it should be considered that any unpublished price-sensitive information:

            (i) required to be disclosed in accordance with Rule 13.096 of the Hong Kong Listing Rules (general obligation of disclosure); and

            (ii) regarding transactions required to be notified in accordance with Chapters 14 and 14A of the Hong Kong Listing Rules (notifiable transactions and transactions with related or connected persons), is inside information.


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

                                                                      APPENDIX 7
                                                                 (PAGE 16 OF 16)

      In determining what information constitutes inside information, reference should be made to the 'guide on disclosure of price-sensitive information' published by the Hong Kong Exchanges and Clearing Limited and the FSA sourcebook containing the disclosure rules.

      For the purposes of this Annex 1:

      "qualifying investments" means an investment which has been prescribed by HM Treasury in the Prescribed Markets and Qualifying Investments Order; and

      "related investments" means an investment whose price or value depends on the price or value of the qualifying investment.

--------------------------------------------------------------------------------
(1) SUMMARY OF SECTION 346 OF THE COMPANIES ACT

A PERSON CONNECTED WITH A DIRECTOR IS:

      (I) THE DIRECTOR'S SPOUSE AND CHILDREN (INCLUDING STEP-CHILDREN) UNDER THE AGE OF 18;

      (II) A COMPANY IN WHICH THE DIRECTOR, TOGETHER WITH CERTAIN RELEVANT PERSONS, IS INTERESTED IN AT LEAST ONE-FIFTH OF THE EQUITY SHARE CAPITAL OR IS ENTITLED TO EXERCISE OR CONTROL THE EXERCISE OF ONE-FIFTH OF THE VOTING POWER AT ANY GENERAL MEETING. BROADLY SPEAKING, WHEN CALCULATING THE DIRECTOR'S HOLDING IN THE EQUITY SHARE CAPITAL OR VOTING POWER OF A COMPANY, IT IS ALSO NECESSARY TO TAKE INTO THE RECKONING THE HOLDINGS IN SUCH COMPANY OF: (A) ANY PERSON FALLING WITHIN (I), (III) OR (IV); (B) ANY OTHER BODY
            CORPORATE WHICH IS MORE THAN ONE-HALF OWNED OR CONTROLLED BY THE DIRECTOR OR SUCH OTHER PERSONS; AND (C) ANY FELLOW DIRECTORS OF HSBC HOLDINGS PLC. THE RULES IN THIS AREA ARE EXTREMELY COMPLEX AND, SHOULD YOU BE IN ANY DOUBT AS TO THEIR APPLICATION, YOU SHOULD SEEK FURTHER ADVICE;

      (III) A PERSON ACTING IN HIS CAPACITY AS TRUSTEE OF ANY TRUST THE BENEFICIARIES OF WHICH INCLUDE THE DIRECTOR OR ANY PERSON REFERRED TO IN (I) OR (II) ABOVE, OR OF A TRUST WHOSE TERMS CONFER A POWER ON THE TRUSTEES THAT MAY BE EXERCISED FOR THE BENEFIT OF THE DIRECTOR OR ANY SUCH PERSON (EXCEPT A TRUSTEE UNDER AN EMPLOYEES' SHARE SCHEME OR A PENSION SCHEME); OR

      (IV) A PERSON ACTING IN HIS CAPACITY AS A PARTNER OF THE DIRECTOR OR OF ANY PERSON WHO, BY VIRTUE OF (I), (II) OR (III) ABOVE, IS CONNECTED WITH THAT DIRECTOR.

(2) SEE FOOTNOTE (1).

(3) THE DIRECTORS DESIGNATED BY THE BOARD FOR THE PURPOSE OF PARAGRAPH 4 (A) SHALL BE THE GROUP CHIEF EXECUTIVE, THE GROUP CHIEF OPERATING OFFICER AND THE GROUP FINANCE DIRECTOR.

(4) THE DIRECTORS DESIGNATED BY THE BOARD FOR THE PURPOSE OF PARAGRAPH 4 (E) SHALL BE THE GROUP CHAIRMAN, THE GROUP CHIEF EXECUTIVE, THE GROUP CHIEF OPERATING OFFICER AND THE GROUP FINANCE DIRECTOR.

(5) THE DIRECTORS DESIGNATED BY THE BOARD FOR THE PURPOSE OF PARAGRAPH (9) SHALL BE THE GROUP CHAIRMAN, THE GROUP CHIEF EXECUTIVE, THE GROUP CHIEF OPERATING OFFICER AND THE GROUP FINANCE DIRECTOR.

(6) FOR REFERENCE PURPOSES, RULE 13.09(1) OF THE HONG KONG LISTING RULES REQUIRES AN ISSUER TO DISCLOSE TO THE STOCK EXCHANGE, MEMBERS OF THE ISSUER AND OTHER HOLDERS OF ITS LISTED SECURITIES CERTAIN INFORMATION WHICH:

(A) IS NECESSARY TO ENABLE THEM AND THE PUBLIC TO APPRAISE THE POSITION OF THE GROUP; OR
(B) IS NECESSARY TO AVOID THE ESTABLISHMENT OF A FALSE MARKET IN ITS SECURITIES; OR
(C) MIGHT BE REASONABLY EXPECTED MATERIALLY TO AFFECT MARKET ACTIVITY IN AND THE PRICE OF ITS SECURITIES.


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